Bowhead Specialty Holdings Inc. Reports Third Quarter 2026 Results

NEW YORK, New York. (BusinessWire) – November 3, 2026 – Bowhead Specialty Holdings Inc. (“Bowhead”, the “Company” or “us”) (NYSE: BOW), a specialty lines insurance group focused on providing casualty, professional liability and healthcare liability insurance products, delivered through complementary “craft” and “digital” underwriting models, today announced financial results for the third quarter ended September 30, 2026(1).

Third Quarter 2026 Highlights
•Gross written premiums increased 10.8% to $256.4 million.
•Net income of $12.9 million, or $0.38 per diluted share.
•Adjusted net income(2) of $18.4 million, or $0.54 per diluted share(2).
•Return on equity of 11.2% and adjusted return on equity(2) of 15.9%.
•Book value per share $13.75 and diluted book value per share of $13.22.

Bowhead Chief Executive Officer, Stephen Sills, commented, “Our third quarter results reflect the continued execution of our strategy, with gross written premiums increasing almost 11%, adjusted net income growing 16%, and adjusted return on equity reaching 15.9% for the quarter. Our digital businesses grew to almost 9% of total gross written premiums, demonstrating that our complementary craft and digital underwriting models are working as intended and broadening our opportunities for disciplined premium growth across market cycles. As we move forward with our pending transaction with American Family, we remain focused on delivering for our brokers and insureds. I am incredibly proud of the Bowhead team and want to thank our employees and business partners for their continued commitment and partnership.”

Underwriting Results

The 10.8% increase in gross written premiums to $256.4 million in the third quarter of 2026 was driven by our increasing renewal book and continued growth in our platform across all divisions:

•Our Baleen Specialty division led the growth with a 155.4% increase to $15.8 million;
•Casualty increased 6.0% to $153.4 million;
•Professional Liability increased 8.2% to $49.5 million;
•Healthcare Liability increased 8.1% to $37.7 million.
Our loss ratio of 67.3% for the third quarter of 2026 increased 1.4 points compared to 65.9% in the same period of 2025 due to an increase in our current accident year loss ratio. The higher current accident year loss ratio was driven by lower ceded loss activity under our excess of loss treaties, and to a lesser extent, changes in our portfolio mix.
Once again, the development in our prior accident year losses were driven by expected loss ratios applied to net additional premiums that were billed and fully earned in the quarter, but associated with policies from prior accident years. Once again, these amounts were not based on actual losses settling for more than reserved, and did not represent an increase in estimated reserves on unresolved claims.

Our expense ratio was 28.6% for the three months ended September 30, 2026, reflecting a decrease of 0.9 points compared to 29.5% for the same period in 2025. This decrease in our expense ratio was primarily driven by the 2.2 point decrease in our operating expense ratio and a 0.2 point increase in other insurance-related income, which contributed to the lowering of our expense ratio. These improvements were partially offset by the 1.5 point increase in our net acquisition costs ratio.

The decrease in our operating expense ratio was due to the continued scaling of our business, where net earned premiums grew at a higher rate than our expenses, as well as the prudent management of our expenses, including estimates of deferrable costs.

The increase in our net acquisition costs ratio was driven by the increase in earned broker commissions due to changes in our portfolio mix and higher commission rates, deferred employment related underwriting costs, and an increase in the ceding fee we pay to American Family, partially offset by an increase in earned ceding commissions from our ceded reinsurance treaties.

Investment Results

Net investment income increased 36.7% in the quarter to $20.6 million, driven by a higher balance of investments. Our investment portfolio had a book yield of 4.7% and a new money rate of 5.6% as of September 30, 2026.

The weighted average effective duration of our investment portfolio, which included cash equivalents, was 3.6 years and had an average rating of “AA-” as of September 30, 2026.

__________________
(1)Comparisons in this release are made to September 30, 2025 financial results unless otherwise noted.
(2)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Summary of Operating Results

The following table summarizes the Company’s results of operations for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
	($ in thousands, except percentages and per share data)
Gross written premiums	$256,429	$231,515	10.8%	$771,064	$638,724	20.7%
Ceded written premiums	(106,554)	(82,492)	29.2%	(299,823)	(224,079)	33.8%
Net written premiums	$149,875	$149,023	0.6%	$471,241	$414,645	13.6%

Revenues
Net earned premiums	$150,232	$128,407	17.0%	$430,993	$357,360	20.6%
Net investment income	20,561	15,038	36.7%	57,408	41,274	39.1%
Net realized investment losses	(15)	(15)	—%	(47)	(30)	56.7%
Other insurance-related income	988	502	96.8%	2,962	1,307	126.6%
Total revenues	171,766	143,932	19.3%	491,316	399,911	22.9%

Expenses
Net losses and loss adjustment expenses	101,048	84,608	19.4%	289,475	236,935	22.2%
Net acquisition costs	16,991	12,512	35.8%	46,704	33,346	40.1%
Operating expenses	26,963	25,837	4.4%	79,149	75,623	4.7%
Non-operating expenses	6,856	783	775.6%	6,856	1,330	415.5%
Warrant expense	792	792	—%	2,350	2,350	—%
Interest expense and financing fees	3,204	262	1122.9%	9,633	770	1151.0%
Foreign exchange losses	2	32	(93.8)%	9	64	(85.9)%
Total expenses	155,856	124,826	24.9%	434,176	350,418	23.9%

Income before income taxes	15,910	19,106	(16.7)%	57,140	49,493	15.5%
Income tax expense	(2,968)	(3,930)	(24.5)%	(12,050)	(10,550)	14.2%
Net income	$12,942	$15,176	(14.7)%	$45,090	$38,943	15.8%

Key Operating and Financial Metrics:
Adjusted net income(1)	$18,372	$15,832	16.0%	$50,550	$40,068	26.2%
Loss ratio	67.3%	65.9%		67.2%	66.3%
Expense ratio	28.6%	29.5%		28.5%	30.1%
Combined ratio	95.9%	95.4%		95.7%	96.4%
Return on equity(2)	11.2%	14.5%		13.3%	13.0%
Adjusted return on equity(1)(2)	15.9%	15.1%		14.9%	13.3%
Diluted earnings per share	$0.38	$0.45	(15.6)%	$1.33	$1.15	15.7%
Diluted adjusted earnings per share(1)	$0.54	$0.47	14.9%	$1.49	$1.19	25.2%
__________________
(1)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
(2)For the three and nine months ended September 30, 2026 and 2025, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Condensed Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
	($ in thousands, except share data)
Assets
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost of $1,678,981 and $1,364,228, respectively)	$1,622,891	$1,371,006
Total investments	1,622,891	1,371,006

Cash and cash equivalents	232,221	193,545
Restricted cash and cash equivalents	40,391	40,225
Accrued investment income	13,597	10,958
Premium balances receivable	73,571	84,415
Reinsurance recoverable, net	525,137	399,676
Prepaid reinsurance premiums	242,355	191,821
Deferred policy acquisition costs	43,802	35,284
Property and equipment, net	12,428	10,636
Income taxes receivable	4,092	3,073
Deferred tax assets, net	42,819	22,476
Other assets	8,785	8,261
Total assets	$2,862,089	$2,371,376

Liabilities
Reserve for losses and loss adjustment expenses	$1,432,352	1,129,936
Unearned premiums	642,972	552,594
Reinsurance balances payable	143,184	65,778
Debt	146,731	146,447
Income taxes payable	311	314
Accrued expenses	24,939	19,047
Other liabilities	18,578	7,986
Total liabilities	2,409,067	1,922,102

Commitments and contingencies (Note 13)

Mezzanine equity
Performance stock units	1,901	1,008

Stockholders' equity
Common stock	329	328
($0.01 par value; 400,000,000 shares authorized, 32,945,158 and 32,783,451 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively)
Additional paid-in capital	333,319	325,889
Accumulated other comprehensive gain (loss)	(44,312)	5,354
Retained earnings	161,785	116,695
Total stockholders' equity	451,121	448,266
Total mezzanine equity and stockholders' equity	453,022	449,274

Total liabilities, mezzanine equity and stockholders' equity	$2,862,089	$2,371,376

Gross Written Premiums

The following tables present gross written premiums by underwriting division for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026	% of Total	2025	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$153,422	59.8%	$144,727	62.5%	$8,695	6.0%
Professional Liability	49,502	19.3%	45,739	19.7%	3,763	8.2%
Healthcare Liability	37,660	14.7%	34,844	15.1%	2,816	8.1%
Baleen Specialty	15,845	6.2%	6,205	2.7%	9,640	155.4%
Gross written premiums	$256,429	100.0%	$231,515	100.0%	$24,914	10.8%

	Nine Months Ended September 30,
	2026	% of Total	2025	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$500,455	64.9%	$417,762	65.4%	$82,693	19.8%
Professional Liability	132,247	17.2%	126,491	19.8%	5,756	4.6%
Healthcare Liability	97,238	12.6%	82,136	12.9%	15,102	18.4%
Baleen Specialty	41,124	5.3%	12,335	1.9%	28,789	233.4%
Gross written premiums	$771,064	100.0%	$638,724	100.0%	$132,340	20.7%

The following tables present gross written premiums by underwriting model(1) for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026	% of Total	2025	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Craft	$234,551	91.5%	$224,715	97.1%	$9,836	4.4%
Digital
Baleen Specialty	15,845	6.2%	6,205	2.7%	9,640	155.4%
Express	6,033	2.3%	595	0.2%	5,438	913.9%
Digital	21,878	8.5%	6,800	2.9%	15,078	221.7%
Gross written premiums	$256,429	100.0%	$231,515	100.0%	$24,914	10.8%

	Nine Months Ended September 30,
	2026	% of Total	2025	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Craft	$715,657	92.8%	$625,692	98.0%	$89,965	14.4%
Digital
Baleen Specialty	41,124	5.3%	12,335	1.9%	28,789	233.4%
Express	14,283	1.9%	697	0.1%	13,586	1949.2%
Digital	55,407	7.2%	13,032	2.0%	42,375	325.2%
Gross written premiums	$771,064	100.0%	$638,724	100.0%	$132,340	20.7%
__________________
(1)Our products are delivered through two complementary underwriting models designed to support sustainable and profitable growth across market cycles: a “craft” model for large, complex, higher-severity risks, and a “digital” model, which includes Baleen Specialty and other small-business offerings (“express”), for smaller, simpler, scalable business.

Loss Ratio

The following tables summarize current and prior accident year loss ratios for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026		2025
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$100,159	66.7%	$83,158	64.8%
Prior accident year(1)	889	0.6%	1,450	1.1%
Total	$101,048	67.3%	$84,608	65.9%

	Nine Months Ended September 30,
	2026		2025
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$287,831	66.8%	$234,926	65.7%
Prior accident year(1)	1,644	0.4%	2,009	0.6%
Total	$289,475	67.2%	$236,935	66.3%
__________________
(1)The existence of our prior accident year losses for the three and nine months ended September 30, 2026 and 2025 were driven by expected loss ratios applied to net additional premiums billed and fully earned in the period, but associated with policies from prior accident years. These amounts were not based on actual losses settling for more than reserved, and did not represent an increase in estimated reserves on unresolved claims.

Expense Ratio

The following tables summarize the components of our expense ratio for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026		2025
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Net acquisition costs	$16,991	11.3%	$12,512	9.8%
Operating expenses	26,963	17.9%	25,837	20.1%
Less: Other insurance related-income	(988)	(0.6)%	(502)	(0.4)%
Total	$42,966	28.6%	$37,847	29.5%

	Nine Months Ended September 30,
	2026		2025
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Net acquisition costs	$46,704	10.8%	$33,346	9.3%
Operating expenses	79,149	18.4%	75,623	21.2%
Less: Other insurance-related income	(2,962)	(0.7)%	(1,307)	(0.4)%
Total	$122,891	28.5%	$107,662	30.1%

Net Investment Income

The following table summarizes the sources of net investment income for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands)
U.S. government and government agency	$455	$1,562	$1,836	$5,040
State and municipal	2,011	1,058	5,112	2,621
Commercial mortgage-backed securities	2,131	1,417	6,362	3,864
Residential mortgage-backed securities	4,183	3,489	12,764	9,157
Asset-backed securities	2,809	1,673	7,201	4,725
Corporate	7,785	4,716	20,750	12,212
Short-term investments	—	—	46	214
Cash and cash equivalents	1,582	1,421	4,472	4,280
Gross investment income	20,956	15,336	58,543	42,113
Investment expenses	(395)	(298)	(1,135)	(839)
Net investment income	$20,561	$15,038	$57,408	$41,274

Reconciliation of Non-GAAP Financial Measures

This earnings release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. Management believes that each of the non-GAAP financial measures described below provides useful insight into our underlying business performance.

•Adjusted net income is defined as net income excluding the impact of net realized investment losses, non-operating expenses, loss on extinguishment of credit facility, foreign exchange losses, and certain strategic initiatives. Adjusted net income excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments that would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments.

•Adjusted return on equity is defined as adjusted net income as a percentage of average beginning and ending mezzanine equity and stockholders’ equity.

•Diluted adjusted earnings per share is defined as adjusted net income divided by the weighted average common shares outstanding for the period, reflecting the dilution that may occur if equity based awards are converted into common stock equivalents as calculated using the treasury stock method.

You should not rely on these non-GAAP financial measures as a substitute for any U.S. GAAP financial measure.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and not as a replacement for or superior to the comparable U.S. GAAP measures. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

Adjusted net income

Adjusted net income for the three and nine months ended September 30, 2026 and 2025 reconciles to net income as follows:

	Three Months Ended September 30,
	2026		2025
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$15,910	$12,942	$19,106	$15,176
Adjustments:
Net realized investment losses	15	15	15	15
Non-operating expenses	6,856	6,856	783	783
Foreign exchange losses	2	2	32	32
Tax impact	—	(1,443)	—	(174)
Adjusted net income	$22,783	$18,372	$19,936	$15,832

	Nine Months Ended September 30,
	2026		2025
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$57,140	$45,090	$49,493	$38,943
Adjustments:
Net realized investment losses	47	47	30	30
Non-operating expenses	6,856	6,856	1,330	1,330
Foreign exchange losses	9	9	64	64
Tax impact	—	(1,452)	—	(299)
Adjusted net income	$64,052	$50,550	$50,917	$40,068

Adjusted return on equity

Adjusted return on equity for the three and nine months ended September 30, 2026 and 2025 reconciles to return on equity as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands, except percentages)
Numerator: Adjusted net income(1)	$73,488	$63,328	$67,401	$53,424
Denominator: Average mezzanine equity and stockholders' equity	463,482	419,424	451,150	400,739
Adjusted return on equity	15.9%	15.1%	14.9%	13.3%
_______________
(1)For the three and nine months ended September 30, 2026 and 2025, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Diluted adjusted earnings per share

Diluted adjusted earnings per share for the three and nine months ended September 30, 2026 and 2025 reconciles to diluted earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands, except share and per share data)
Numerator: Adjusted net income	$18,372	$15,832	$50,550	$40,068
Denominator: Diluted weighted average shares outstanding	34,256,556	33,650,923	33,848,818	33,807,105
Diluted adjusted earnings per share	$0.54	$0.47	$1.49	$1.19

Conference Call

Due to the pending transaction with American Family announced on August 3, 2026, the Company will not host an earnings conference call or webcast to discuss its third quarter ended September 30, 2026 financial results.

About Bowhead

Bowhead is a growing specialty insurance business providing casualty, professional liability and healthcare liability insurance products. We were founded and are led by industry veteran Stephen Sills. The team is composed of highly experienced and respected industry veterans with decades of individual, successful underwriting and management experience. Our products are delivered through two complementary underwriting models designed to support sustainable and profitable growth across market cycles: a “craft” model for large, complex, higher-severity risks, and a “digital” model, which includes Baleen Specialty and other small-business offerings (“express”), for smaller, simpler, and scalable business.

We pride ourselves on the quality and experience of our people, who are committed to exceeding our partners’ expectations through excellent service and expertise. Our collaborative culture spans all functions of our business and allows us to provide a consistent, positive experience for all of our partners.

Forward-Looking Statements

Statements in this press release, and any related oral statements, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms or the converse of such terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this press release and include statements regarding intentions, beliefs or current expectations concerning, among other things, the transaction, regulatory approvals, and the timing of the transaction, the industries in which Bowhead operates, and other statements relating to Bowhead’s future performance.

The transaction is subject to risks and uncertainties, including: that Bowhead and American Family may be unable to complete the transaction because, among other reasons, conditions to the closing of the transaction may not be satisfied or waived; uncertainty as to the timing of completion of the transaction; the inability to complete the transaction due to the failure to obtain the Bowhead stockholder approvals for the transaction or the failure to satisfy other conditions to completion of the transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; interloper risk; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; risks related to disruption of management’s attention from Bowhead’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on Bowhead’s relationships with its insureds, operating results and business generally; and the outcome of any legal proceedings to the extent initiated against Bowhead, American Family or others following the announcement of the transaction, as well as Bowhead’s and American Family management’s response to any of the aforementioned factors.

A more fulsome discussion of the risks related to the transaction is included in Bowhead’s proxy statement for the transaction. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in Bowhead’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. While the list of factors presented here is, and the list of factors presented in the proxy statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements speak only as of the date on which they are made. Except as expressly required under federal securities laws or the rules and regulations of the SEC, Bowhead does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to Bowhead are expressly qualified by these cautionary statements.

The information contained on or connected to any websites referenced in this communication is not incorporated by reference into this communication.

Investor Relations Contact:
Shirley Yap, Head of Investor Relations
investorrelations@bowheadspecialty.com